As filed with the Securities and Exchange Commission on December 17, 2012	Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

TALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	400 Oyster Point Blvd., Suite 200 South San Francisco, CA 94080 Telephone (650) 588-6404	32-0064979
(State or other jurisdiction of Incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification No.)

2006 EMPLOYEE STOCK PURCHASE PLAN
 (Full title of the Plan)

Mr. Craig W. Carlson
Sr. Vice President & Chief Financial Officer
Talon Therapeutics, Inc.
400 Oyster Point Blvd., Suite 200
South San Francisco, CA 94080
Telephone: (650) 588-6404
Facsimile: (650) 588-2787
 (Name and address of agent for service)
Copies to: Christopher J. Melsha, Esq. Sean M. Nagle, Esq. Fredrikson & Byron, P.A. 200 South 6th Street, Suite 4000 Minneapolis, Minnesota 55402 Telephone: (612) 492-7000 Facsimile: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001 per share	400,000	$0.51	$204,000	$27.83

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the low and high sales prices of the Registrant’s Common Stock on December 14, 2012, as reported on the OTC Bulletin Board.

1

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 400,000 additional shares of Common Stock for issuance under the Registrant’s 2006 Employee Stock Purchase Plan, as amended (the “Plan”), thus increasing the total number of shares registered for issuance under the Plan from 337,500  to 737,500.  With the exception of Part II, Item 8, the contents of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-178031, are incorporated herein by reference.

PART II

Item 8.  Exhibits.

Exhibit	Description
4.1	Registrant’s 2006 Employee Stock Purchase Plan, as amended through July 15, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2011).
4.2	Amendment dated July 12, 2012 to the Registrant’s 2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-Q for the quarter ended September 30, 2012).
4.3
Amended and Restated Certificate of Incorporation of the Registrant, as amended through September 7, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2010).

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed April 6, 2012).
4.5	Certificate of Designation of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 11, 2010).
4.6
Certificate of Amendment of Corrected Certificate of Designation of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 10, 2012).

4.7	Certificate of Designation of Series A-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed June 11, 2010).
4.8
Certificate of Amendment of Corrected Certificate of Designation of Series A-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed January 10, 2012).

4.9	Certificate of Designation of Series A-3 Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed January 10, 2012).
4.10	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2010).
5.1	Opinion of Fredrikson & Byron, P.A. as to the legality of the securities being registered
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on December 17, 2012.

Talon Therapeutics, Inc.

By:	/s/ Steven R. Deitcher
Steven R. Deitcher, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Steven R. Deitcher and Craig W. Carlson, or each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.  The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Steven R. Deitcher	President, Chief Executive Officer and Director	December 17, 2012
Steven R. Deitcher, M.D.	(Principal Executive Officer)

/s/ Craig W. Carlson	Senior Vice President and Chief Financial Officer	December 17, 2012
Craig W. Carlson	(Principal Financial Officer)

/s/ Samir M. Gharib	Controller, Director of Finance	December 17, 2012
Samir M. Gharib	(Principal Accounting Officer)

/s/ Howard P. Furst	Director	December 17, 2012
Howard P. Furst, M.D.

/s/ Cecilia Gonzalo	Director	December 17, 2012
Cecilia Gonzalo

/s/ Jonathan S. Leff	Director	December 17, 2012
Jonathan S. Leff

/s/ Paul V. Maier	Director	December 17, 2012
Paul V. Maier

/s/ Howard H. Pien	Director	December 17, 2012
Howard H. Pien

/s/ Leon E. Rosenberg	Chairman of the Board	December 17, 2012
Leon E. Rosenberg, M.D.

/s/ Robert J. Spiegel	Director	December 17, 2012
Robert J. Spiegel, M.D.

II-2

INDEX TO EXHIBITS FILED HEREWITH

Exhibit	Description
5.1	Opinion of Fredrikson & Byron, P.A. as to the legality of the securities being registered
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

II-3